FUNDING AGREEMENT
                        UNDER NOTES COMPLETION GUARANTEE

                  This FUNDING AGREEMENT dated as of September 27, 1996 (this "Agreement") is by and among GRAND CASINOS, INC., a Minnesota corporation ("Grand"), STRATOSPHERE CORPORATION, a Delaware corporation ("Stratosphere"), and STRATOSPHERE GAMING CORP., a Nevada corporation ("Gaming Corp." and, together with Stratosphere, the "Obligors").

                                    RECITALS

                  WHEREAS, pursuant to that certain Indenture dated as of March 9, 1995 by and among Stratosphere, Gaming Corp. and American Bank National Association, a national banking association (the "Trustee"), as trustee thereunder, Stratosphere has issued $203,000,000 principal amount of its 14-1/4% First Mortgage Notes due 2002 With Contingent Interest (the "Notes");

                  WHEREAS, the Obligors have entered into the Indenture and issued the Notes to finance, in part, the completion of the Resort (as defined in the Indenture);

                  WHEREAS, Stratosphere and Gaming Corp. have entered into that certain Disbursement and Escrow Agreement dated as of March 9, 1995 (the "Escrow Agreement") among First Interstate Bank of Nevada, N.A., a national banking association, Lawyers Title of Nevada, Inc., a Nevada corporation, the Trustee, Stratosphere and Gaming Corp.

                  WHEREAS, Grand is the beneficial owner of a substantial equity interest in Stratosphere and has executed that certain Notes Completion Guarantee dated as of March 9, 1995 (the "Guarantee") for the benefit of the holders of the Notes from time to time (the "Holders"), pursuant to which Grand has agreed, subject to the terms and conditions therein set forth, to guarantee
(i) the Obligors' obligations to complete the construction of the Resort so that the Resort is Operating (as defined in the Indenture) in accordance with the terms of the Indenture and the Escrow Agreement and (ii) the payment of all Amounts Required For Completion (as defined in the Guarantee) payable by the Obligors on or prior to the date on which the Resort becomes Operating or the occurrence of a Terminating Event (as defined in the Guarantee);

                  WHEREAS, the amount of Grand's obligations under the Guarantee are limited to $50,000,000 in the aggregate;

                  WHEREAS, any amounts advanced or paid by Grand under the Guarantee constitute loans to Stratosphere from Grand and accrue interest at the rate of 14-1/4% per annum;

                  WHEREAS, due to increases in the Project Budget, the amount of Available Funds (as defined in the Escrow Agreement) from the proceeds of the issuance of the Notes was not sufficient to allow Stratosphere to complete construction of the Resort in accordance with the terms of the Escrow Agreement;

                  WHEREAS, Grand has previously advanced $18,551,902 under the Guarantee; and,

                  WHEREAS, Grand and Stratosphere are entering into this Agreement to acknowledge application of amounts previously advanced by Grand under the Guarantee and to evidence certain understandings regarding the funding of Grand's remaining obligations under the Guarantee.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:


                  1. Costs of Completing Resort. Stratosphere represents and warrants that Schedule I hereto is a true and correct schedule of all costs which Stratosphere has incurred in connection with the development, construction, equipping and opening of the Resort and of all such amounts which Stratosphere expects to incur in order for the Resort to become Operating (as defined in the Indenture) on or before September 30, 1996.

                  2. Prior Advances. Stratosphere and Grand acknowledge and agree that Grand has previously advanced an aggregate of $18,551,902 under the Guarantee and that such amounts have been paid by Grand in partial satisfaction of the Obligations (as defined in the Guarantee). The parties acknowledge that all funds advanced by Grand under the Guarantee have been applied by Stratosphere either to pay costs incurred for the Resort to become Operating (as defined in the Indenture) or to pay certain Amounts Required For Completion (as defined in the Guarantee) payable by the Obligors on or prior to the date on which the Resort becomes Operating, all of which costs and amounts are described on Schedule I hereto.

                  3. Additional Advances. Contemporaneously with or subsequent to the execution hereof, Grand will advance an additional $31,448,098 in complete satisfaction of its remaining obligations under the Guarantee. The funds paid by Grand shall be applied by Stratosphere to pay costs incurred for the Resort to become Operating (as defined in the Indenture) on or before September 30, 1996 or to pay Amounts Required For Completion (as defined in the Guarantee) which are payable by the Obligors on or prior to the date on which the Resort becomes Operating, and the funds paid directly to Stratosphere will constitute reimbursement for such costs and amounts funded by Stratosphere into the Escrow Account, all of which costs and amounts are described on Schedule I hereto. Upon the advance by Grand of such funds as described herein, Grand shall have advanced an aggregate of $50,000,000 pursuant to the Guarantee, and Stratosphere acknowledges and agrees that such advance discharges and satisfies in full all obligations and liabilities of Grand under the Guarantee. In accordance with the Guarantee, funds advanced by Grand pursuant to the Guarantee will constitute loans to Stratosphere and will be evidenced by one or more promissory notes bearing interest at the rate of 14-1/4% per annum, will mature one year after the maturity of the Notes, and will be subordinated to the full repayment in cash of all principal, premium (if any), interest and other payments under the Notes.

                  4. Completion of Resort. Stratosphere represents and warrants that upon payment by Grand in Section 3 hereof, sufficient funds will be available to pay in full (a) all costs remaining to be incurred in order for the Resort to become Operating (as defined in the Indenture) on or before September 30, 1996 and (b) all Amounts Required For Completion (as defined in the Guarantee) payable by the Obligors on or prior to the date on which the Resort becomes Operating. On or before September 30, 1996, Stratosphere shall take all actions necessary to ensure that the Resort is Operating (as defined in the Indenture) by that date.

                  5. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, including the Gaming Control Act and the regulations promulgated thereunder, without giving effect to the principles of conflict of laws thereof.

                           (b) No provision of this Agreement or right granted
hereunder may be amended or waived in whole or in part, except by a writing duly executed by authorized officers of each of Stratosphere and Grand, and no other consents or approvals (of any additional beneficiaries or otherwise) shall be required.

                           (c) This Agreement is intended only for the benefit
of Stratosphere and Grand and is not intended to benefit any other third party, including the Trustee, the Holders or any other creditor of Stratosphere.

                           (d) Should any term, covenant, condition or provision
of this Agreement be determined to be invalid or unenforceable, it is the intent of the parties that all other terms, covenants, conditions and provisions hereof shall nonetheless remain in full force and effect.


                  IN WITNESS WHEREOF, the parties hereto have executed this Funding Agreement as of the date first above written.


                                          STRATOSPHERE CORPORATION

                                          By: /s/ Andrew Blumen

                                          Title: Executive Vice President



                                          STRATOSPHERE GAMING CORP.

                                          By: /s/ Andrew Blumen

                                          Title: Executive Vice President



                                          GRAND CASINOS, INC.

                                          By: /s/ Timothy Cope

                                          Title: Chief Financial Officer




                                                                      SCHEDULE I


The Company will provide a copy of Schedule I to the Commission upon request.